UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 30, 2013
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2013, First Cash Financial Services, Inc. (the “Company”) entered into an agreement to amend its existing bank credit facility (as amended, the “Unsecured Credit Facility”). The amount of the Unsecured Credit Facility was increased from $175,000,000 to $205,000,000 and the amount of permitted acquisition investments over the previous twelve-month period was increased from 10% to 20% of the Company’s consolidated tangible net worth and included an additional allowance for acquisition investments of up to $60,000,000 during the period beginning September 30, 2013, and ending December 31, 2013. The Unsecured Credit Facility continues to bear interest at the prevailing 30-day LIBOR rate plus a fixed spread of 2.0% and matures in February 2015. As of September 30, 2013, the Company had $152,500,000 outstanding under the Unsecured Credit Facility.

The foregoing description of the Unsecured Credit Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Unsecured Credit Facility, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the material terms and conditions of the Unsecured Credit Facility contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On September 30, 2013, a wholly-owned subsidiary of the Company acquired all of the outstanding membership interests of Baja Unlimited, LLC and its subsidiaries, which own and operate a chain of eight pawn stores located in the Cabo/La Paz markets in Baja California Sur, Mexico. The purchase price for the all-cash transaction was $12,500,000 plus a nominal residual payment to be determined based on certain post-closing adjustments. The assets, liabilities and results of operations of the locations were included in the Company's consolidated results as of the acquisition date, September 30, 2013. This acquisition was pursuant to an option provision associated with a previous agreement to acquire 29 pawn stores in western Mexico completed in January 2012.

The information provided in this Item 8.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1*
Second Amendment to Amended and Restated Credit Facility, dated September 30, 2013, between First Cash Financial Services, Inc. and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Texas Capital Bank, National Association, BOKF, N.A. and Amegy Bank National Association

*The annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 2, 2013	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
10.1
Second Amendment to Amended and Restated Credit Facility, dated September 30, 2013, between First Cash Financial Services, Inc. and JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Texas Capital Bank, National Association, BOKF, N.A. and Amegy Bank National Association

3